Exhibit (a)(1)(c)

ELECTION TO PARTICIPATE AND EXERCISE WARRANTS

PURSUANT TO

OFFER TO EXERCISE

WARRANTS TO PURCHASE ORDINARY SHARES

OF

METEN EDTECHX EDUCATION GROUP LTD.

THE OFFER (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 11:59 P.M. (EASTERN TIME) ON THE EVENING OF JANUARY 5, 2021, UNLESS THE OFFER PERIOD IS EXTENDED.

The Depository Agent for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

1 State Street, 30th Floor
New York, NY 10004
Attention: Reorganization Department
Telephone: (917) 262-2378
Facsimile: (212) 616-7610

This Election to Participate and Exercise Warrants is provided to holders of record of outstanding IPO Warrants, Post-Merger Warrants and Placement Warrants to purchase 12,705,000 ordinary shares of Meten EdtechX Education Group Ltd. (the “Company”) issued in the Company’s business combination (“Business Combination”), and any subsequently issued warrants with identical terms and conditions (collectively, the “Warrants”), in connection with the Offer to Exercise Warrants to Purchase Ordinary Shares of Meten EdtechX Education Group Ltd., dated December 7, 2020, as may be amended or supplemented (the “Offer to Exercise”). The Company is providing the holders of the Warrants the opportunity to exercise their warrants at a temporarily reduced exercise price of $1.40 per ordinary share, upon the terms set forth in the enclosed Offer to Exercise. Capitalized terms not otherwise defined in this Election to Participate and Exercise Warrants shall have the meanings ascribed to them in the Offer to Exercise.

If you desire to exercise Warrants pursuant to the Offer to Exercise and you cannot deliver your Warrants and all other documents required by this Election to Participate and Exercise Warrants to the Depositary prior to the Expiration Date, you may tender your Warrants according to the guaranteed delivery procedures set forth in “Description of the Offer to Exercise — Section 8. Procedure for Participating in the Offer to Exercise and Exercising Warrants” of the Offer to Exercise.

The undersigned holder of Warrants, as the case may be, hereby:

1.      Elects to participate in the Offer to Exercise with respect to ________________Warrants, and to exercise and purchase the number of shares of the Company’s ordinary shares issuable upon exercise of such number of shares of Warrants at the temporarily reduced exercise price of $1.40 per share.

2.      If the holder of Placement Warrants, complete, sign, and return the Accredited Investor Questionnaire (attached hereto as Annex A).

3.

(i)     Delivers to the Company the aggregate exercise price in cash of $____________ (i.e., $1.40 times the number of shares you elect to purchase); or

(ii)    ☐ Indicate that the Placement Warrants are being exercised on a cashless basis and that holder wishes that the “date of exercise” for purpose of the calculation of “Fair Market Value” as described in Section 3.3.1 of the Warrant Agreement shall be the date the Acceptance and Exercise Deliveries are received by the Depositary Agent.

Note that delivery of the Acceptance and Exercise Deliveries by a holder of Warrants shall be deemed a conditional exercise of such Warrants on and as of such delivery date – subject to the conditions set out in the Offer to Exercise and such holder’s withdrawal rights.

The Warrants, together with a properly completed Election to Participate and Exercise Warrants and any other documents required hereby, must be delivered to the Depositary Agent and not to the Company nor to any warrant solicitation agent engaged by the Company. ANY DOCUMENTS DELIVERED TO THE COMPANY, ANY INFORMATION AGENT OR ANY WARRANT SOLICITATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AGENT OR CONSIDERED DELIVERED TO THE DEPOSITARY AGENT AND WILL NOT BE DEEMED TO BE VALIDLY DELIVERED.

If there is inadequate space in any box above, list the information on a separate signed sheet and attach it to this Election to Participate and Exercise Warrants.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1.      To accept the Offer to Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Participate and Exercise Warrants.

2.      If the undersigned elects to participate in the Offer to Exercise and the conditions to the Offer to Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date the undersigned will automatically exercise the undersigned’s Warrants at the temporarily reduced exercise price of $1.40 per share.

3.      If the undersigned elects not to participate in the Offer to Exercise with respect to any of its Warrants, then the exercise price and the other terms of the undersigned’s Warrants not tendered in the Offer to Exercise will remain unmodified, with an exercise price of $11.50 per share, unless the Participation Requirement is met and then the Warrants will be subject to the Second Reduction Period.

4.      If the undersigned chooses to participate in the Offer to Exercise and execute and deliver this Election to Participate and Exercise Warrants along with the aggregate exercise price applicable to the undersigned’s Warrants, the Company will, if the holder is exercising for cash, place the aggregate exercise price funds into a separate non-interest bearing account established by the Depositary Agent until the Expiration Date. Under no circumstances will interest be paid on the exercise price of the Warrants, regardless of any extension of, or amendment to, the Offer to Exercise or any delay in issuing ordinary shares upon the exercise of the Warrants.

5.      If the undersigned elects to exercise Placement Warrants on a cashless basis, Delivery of Acceptance and Exercise Deliveries by a holder of Placement Warrants shall be deemed a conditional exercise of such Placement Warrants on and as of such delivery date – subject to the conditions set out herein and such holders withdrawal rights and that the “date of exercise” for purpose of the calculation of “Fair Market Value” as described in Section 3.3.1 of the Warrant Agreement shall be the date the Acceptance and Exercise Deliveries are received by the Depositary Agent.

6.      By exercising the Warrants pursuant to the procedure described in the Offer to Exercise and in the instructions to this Election to Participate and Exercise Warrants, the undersigned accepts the terms and conditions of the Offer to Exercise and understands that the acceptance of Warrants by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Exercise.

7.      The Company has advised the undersigned to consult with the undersigned’s own legal, tax, accounting and financial advisors as to the consequences of participating or not participating in the Offer to Exercise.

8.      The undersigned understands that this Offer to Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Exercise would not be in compliance with the laws of such jurisdiction.

9.      All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exercise, this Election to Participate and Exercise Warrants is irrevocable.

10.    Upon request, the undersigned will execute and deliver any additional documents deemed by the Company or the Depositary Agent to be necessary or desirable to complete the exercise of the Warrants pursuant to the Offer to Exercise.

11.    The undersigned acknowledges that: All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise pursuant to the Offer to Exercise of any Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all exercises of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the exercise of any particular Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including the instructions contained in the Election to Participate and Exercise Warrants) will be final and binding on all parties, subject to the judgments of any court with jurisdiction over the Company. No exercise of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with exercises must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in exercises and none of them will incur any liability for failure to give any such notice.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver, and perform any obligations hereunder and that, when and to the extent the Warrants are accepted for exercise by the Company, the Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and the Warrants will not be subject to any adverse claims.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

By completing the Offer to Exercise and returning this signature page, the undersigned’s Warrants will be deemed exercised in accordance with the terms and conditions of the Warrants as modified by the Offer to Exercise.

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise Warrants proper evidence of the authority of such person to act in such capacity.

Date: __________________, 202__	By:
(signature)

(print name)
Address:

Telephone:

Fax:

Tax ID:

Guarantee of Signature (If required by Instructions)

Authorized Signature:

Name:

Title:

Name of Firm:
(Must be an Eligible Institution as defined in Instructions)

Address:

Telephone Number:

Dated:

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of 11:59 PM Eastern Time January 5, 2021, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent exercises. By execution of this Election to Participate and Exercise Warrants, you waive any right to receive any notice of the acceptance of the Warrants, except as provided in the Offer to Exercise.

To effect your acceptance of the Offer to Exercise you must:

1.      Complete, sign, and return this Election to Participate and Exercise Warrants.

2.      Provide a book-entry confirmation (as described below) of the transfer of your the Warrants into the Depositary Agent’s account.

3.

(i)     Pay the exercise price ($1.40 x the number of ordinary shares you elect to purchase pursuant to the Warrants), in the form of a check payable to Continental Stock Transfer & Trust Company as agent for Meten EdtechX Education Group Ltd., or by wire transfer to the Company’s account at the Depositary Agent, as set forth below; or

(ii)    Indicate that the Placement Warrants are being exercised on a cashless basis and that holder wishes that the “date of exercise” for purpose of the calculation of “Fair Market Value” as described in Section 3.3.1 of the Warrant Agreement shall be the date the Acceptance and Exercise Deliveries are received by the Depositary Agent.

No signature guarantee is required if either:

(a)     this Election to Participate and Exercise Warrants is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Election to Participate and Exercise Warrants, the certificates for the ordinary shares are to be issued in the name of the registered holder of the Warrants and the certificate for the ordinary shares are to be delivered to the person in whose name such ordinary shares are to be issued; or

(b)    such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Election to Participate and Exercise Warrants.

If a registered owner of Warrants wants to tender his, her or its Warrants pursuant to the Offer to Exercise, but the Warrant certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date, Warrant holders can still tender their Warrants pursuant to the guaranteed delivery procedure set forth in the Offer to Exercise, which requires the following:

(a)     the tender must be made by or through an Eligible Institution;

(b)    the Depositary must receive by hand, mail or overnight courier on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form the provided with the Offer to Exercise, with signatures guaranteed by an Eligible Institution and proper payment of the reduced exercise price of the Warrants; and

(c)     the Depositary must receive, within two Nasdaq trading days after the execution of the Notice of Guaranteed Delivery, as provided in the Offer to Exercise:

(i)     the certificates for all physically delivered Warrants (or an Affidavit of Loss and Indemnification Agreement as set forth below) in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the Depositary’s account at DTC of all Warrants delivered electronically;

(ii)    a properly completed and duly elected Election to Participate and Exercise Warrants with any required signature guarantees; and

(iii)   any other documents required by this Election to Participate and Exercise Warrants.

Except as specifically permitted by the Offer to Exercise, no alternative or contingent exercises will be accepted.

Each registered holder who elects to exercise Warrants pursuant to the Offer to Exercise shall also deliver to the Depositary a correct taxpayer identification number on form W-9 (request for taxpayer identification number and certification), a copy of which is included as Annex B hereto. Failure to provide the information on the form may subject such holder to penalties for each such failure and to U.S. Federal income tax backup withholding (currently at a 24% rate) with respect to distributions that may be paid by the company on ordinary shares purchased upon the exercise of the Warrants.

The Election to Participate and Exercise Warrants, the Warrants, and the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 11:59 p.m. (Eastern Time) on the evening of January 5, 2021, as may be extended by the Company in its sole discretion. The method of delivery of all documents is at the election and risk of the tendering warrant holder, and the delivery will be deemed made only when actually received by the Depositary Agent. In light of the current COVID-19 situation, the Company strongly recommends that all Acceptance and Exercise Deliveries be made to Continental Stock Transfer & Trust Company by fax or by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

ADDRESS FOR DELIVERY OF ACCEPTANCE AND EXERCISE DOCUMENTS (i.e., ITEMS 1-3 ABOVE):	Continental Stock Transfer & Trust Company 1 State Street, 30th Floor, New York, NY 10004 Attn: Reorganization Department Phone: (917) 262-2378 Facsimile: (212) 616-7610
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF WARRANTS:*

JP Morgan Chase

ABA Routing No.: 021 000 021

SWIFT CODE: CHASUS33

Account Name: Continental Stock Transfer as agent for Meten EdtechX

Account Number: 475-485504

Reference: warrant offer for (shareholder name)

* MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS
ADDRESS FOR DELIVERY OF CHECKS FOR EXERCISE PRICE OF WARRANTS:**	Continental Stock Transfer & Trust Company 1 State Street, 30th Floor, New York, NY 10004 Attn: Reorganization Department
** CHECK MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS AND BE MADE PAYABLE TO “CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS AGENT FOR METEN EDTECHX EDUCATION GROUP LTD.”

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Annex A

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit Meten EdtechX Education Group Ltd. (“Meten EdtechX”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents to Meten EdtechX that (i) the information contained herein is complete and accurate and may be relied upon by Meten EdtechX, and (ii) the undersigned will notify Meten EdtechX immediately of any change in any of such information.

All information furnished is for the sole use of Meten EdtechX and its counsel and will be held in confidence by Meten EdtechX and its counsel, except that this Questionnaire may be furnished to such parties as Meten EdtechX deems desirable to establish compliance with federal or state securities laws.

A. For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

☐ The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of the foregoing, “net worth” shall be deemed to include all of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities, but excluding the value of your primary residence) minus any liabilities (including such items as loans and other debts and liabilities, but excluding any mortgage on your primary residence to the extent that it does not exceed the fair market value of such residence).

☐ The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year. For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐ The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐ The undersigned is a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐ The undersigned is a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Issuer.

☐ The undersigned individual is not an “Accredited Investor” because none of the above apply. The undersigned acknowledges that in the event he or she choses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Offer to Amend and Exercise. The undersigned must notify the Company if he or she choses to engage a purchaser representative.

Annex A-1

B. For Entities:

The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

☐ (i) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐ (ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ (iii) an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ (iv) An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ (v) an insurance company as defined in Section 2(a)(13) of the Act;

☐ (vi) an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

☐ (vii) a Small Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended;

☐ (viii) a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ (ix) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐ (x) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the Investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

☐ (xi) a private business development company, as defined in Section 202(a(22) of the Investment Advisers Act of 1940 as emended

☐ (xii) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

☐ (xiii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐ (xiv) an entity in which all of the equity investors are persons or entities described above;

☐ (xv) an entity of a type not listed in clauses (i) through (xiv) above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940;

☐ (xvi) a family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (a) has assets under management in excess of $5 million; (b) is not formed for the specific purpose of acquiring the Securities and (c) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment;

Annex A-2

☐ (xvii) A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of clause (xvi) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (xvi)(c) above.

☐ The undersigned is an entity all the equity owners of which are “Accredited Investors: within one or ore of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Described the entity below).

☐ The undersigned entity is not an “Accredited Investor” because none of the above apply, The undersigned acknowledges that in the event the undersigned choses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire” in the form to be provided by the Company to participate in the Offer to Amend and Exercise. The undersigned must notify the Company if such entity choses to engage a purchaser representative.

☐ The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below).

☐ The undersigned entity is not an “Accredited Investor” because none of the above apply. The undersigned acknowledges that in the event the undersigned choses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Offer to Amend and Exercise. The undersigned must notify the Company if such entity choses to engage a purchaser representative.

The foregoing representations are true and accurate as of the date hereof.

Dated: _____________, 202__

Name of Investor

(Signature)

Printed Name

Title (if applicable)

Name of joint investor or other person whose signature if is required

Signature

Title (if applicable)

Annex A-3

Annex B

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ____

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ____

Exemption from FATCA reporting code (if any) ____

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Annex B-1

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

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Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

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The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

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